UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2024

VANECK BITCOIN TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-41908	85-6811021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor New York, New York		10017

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 293-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	HODL	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2024, VanEck Digital Assets, LLC (the “Sponsor”), sponsor of VanEck Bitcoin Trust (the “Trust”), and Delaware Trust Company, in its capacity as trustee of the Trust (the “Trustee”), entered into a Third Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) to reflect the change of the definition of the term “Creation Basket” from a block of 50,000 common shares of beneficial interest (“Shares”) to 25,000 Shares.

The foregoing description of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 4.1 and incorporated by reference herein.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 relating to the Trust Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Third Amended and Restated Declaration of Trust and Trust Agreement, dated as of March 1, 2024, by and between VanEck Digital Assets, LLC and Delaware Trust Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024

VanEck Bitcoin Trust *

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Jonathan R. Simon
Name:	Jonathan R. Simon
Title:	Senior Vice President, General Counsel and Secretary

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the registrant.